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                                                                   EXHIBIT 10.34

                       [FORM OF NON-PLAN OPTION AGREEMENT]

                           SINOFRESH HEALTHCARE, INC.
                      NON-QUALIFIED STOCK OPTION AGREEMENT
                                       FOR
                               [NAME OF OPTIONEE]

                                    AGREEMENT

      1. Grant of Option. SinoFresh Healthcare, Inc., a Florida corporation (the "Company") hereby issues this option agreement to evidence an option (the "Option") committed to __________________ ("Optionee") by the Company's predecessor, SinoFresh HealthCare, Inc., a Delaware corporation (the "Predecessor") as of September 1, 2003 (which date shall be deemed the "Date of Grant") and which Option is assumed by the Company. The number of shares of common stock subject to this Option and the per share exercise price reflect the two-for-one exchange of the common stock of the Predecessor for the common stock of the Company in respect of the acquisition of the Predecessor. This is an Option to purchase up to __________________________ shares of the Company's Common Stock, no par value (the "Stock"), at an exercise price per share equal to One Dollar ($1.00) (the "Option Price"). This Option shall be subject to the terms and conditions set forth herein. This Option is a nonqualified stock option, and not an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

      2.    Exercise Schedule. This Option is exercisable immediately.

      3. Method of Exercise. This Option shall be exercisable in whole or in part by written notice which shall state the election to exercise this Option, the number of shares of Stock in respect of which this Option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such shares of Stock as may be required by the Company. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the President of the Company. The written notice shall be accompanied by payment of the exercise price. This Option shall be deemed to be exercised after (a) receipt by the Company of such written notice accompanied by the exercise price, and (b) arrangements that are satisfactory to the Board of Directors in its sole discretion have been made for Optionee's payment to the Company of the amount that is necessary to be withheld in accordance with applicable Federal or state withholding requirements. No shares of Stock will be issued pursuant to this Option unless and until such issuance and such exercise shall comply with all relevant provisions of applicable law, including the requirements of any stock exchange upon which the Stock then may be traded.

      4. Method of Payment. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of the Optionee: (a) cash; (b) check; (c) with shares that have been held by the Optionee for at least 6 months (or such other shares as the Company determines will not cause the Company to recognize for financial accounting purposes a charge for compensation expense); (d) subject to there being an effective Form S-8 registration

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statement in place for this Option, pursuant to a "cashless exercise" procedure, by delivery of a properly executed exercise notice together with such other documentation, and subject to such guidelines, as the Company shall require to effect an exercise of this Option and delivery to the Company by a licensed broker acceptable to the Company of proceeds from the sale of Stock or a margin loan sufficient to pay the Option Price and any applicable income or employment taxes; or (d) such other consideration or in such other manner as may be determined by the Board of Directors in its absolute discretion.

      This Option may also be exercised by a cashless exercise procedure pursuant to a formula ("Formula Cashless Exercise"), or a combination of cash and Formula Cashless Exercise. In the event of a Formula Cashless Exercise, the Optionee shall surrender this Option to the Company with a written notice of the Optionee's intention to effect a cashless exercise, including a calculation of the number of shares of common stock to be issued upon such exercise in accordance with the terms hereof; and, in lieu of paying the Option Price in cash, the Optionee shall surrender this Option for that number of shares of common stock determined by multiplying the number of shares of common stock to which it would otherwise be entitled by a fraction, the numerator of which shall be the difference between (i) the average Market Price per share of the common stock for the five (5) Trading Days immediately prior to the date of delivery of the cashless exercise notice to the Company (the "Cashless Exercise Market Price") and (ii) the Option Price, and the denominator of which shall be the Cashless Exercise Market Price. As used herein, "Market Price" means, as of any Trading Day, (i) the closing sale price for the shares of common stock on the NASD OTC Bulletin Board ("OTCBB") as reported by Bloomberg, or (ii) if the OTCBB is not the principal trading market for the shares of Common Stock, the closing sale price on the principal trading market for the common stock as reported by Bloomberg, or (iii) if market value cannot be calculated as of such date on any of the foregoing basis, the Market Price shall be the fair market value as reasonably determined in good faith by the Company's Board of Directors. As used herein, a "Trading Day" shall mean any day on which the common Stock is traded for any period on the OTCBB, or on the principal securities exchange or other securities market on which the common stock is then being traded."

      5.    Termination of Option.

            (a) This Option shall terminate and become null and void on the fifth (5th) anniversary of the Date of Grant.

            (b) To the extent not previously exercised, (i) this Option shall terminate immediately in the event of (1) the liquidation or dissolution of the Company, or (2) any reorganization, merger, consolidation or other form of corporate transaction in which the Company does not survive, or the Company's outstanding shares are converted into or exchanged for securities issued by another entity, or an affiliate of such successor or acquiring entity, unless the successor or acquiring entity, or a parent or subsidiary of such successor or acquiring entity, assumes this Option or substitutes an equivalent option or right pursuant to Section 6 below, and (ii) the Board of Directors in its sole discretion may by written notice ("cancellation notice") cancel, effective upon the consummation of a corporate transaction described in Section 5(b)(A) below in which the Company does survive, this Option (or portion thereof) that remains unexercised on such date. The Board of Directors shall give written notice of any proposed transaction referred to in this Section 5(b) a reasonable period of time prior to

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the closing date for such transaction (which notice may be given either before or after approval of such transaction), in order that the Optionee may have a reasonable period of time prior to the closing date of such transaction within which to exercise this Option if and to the extent that it then is exercisable. The Optionee may condition his exercise of this Option upon the consummation of a transaction referred to in this Section 5(b).

                  (A) As used in Section 5(b) above, a corporate transaction in which the Company does survive shall mean the approval by the shareholders of the Company of a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, or a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company (unless such reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale (any such event being referred to as a "Corporate Transaction") is subsequently abandoned).

            (c) Notwithstanding anything to the contrary contained in this Agreement, the merger of the Company with and into SinoFresh Acquisition Corp., a Florida corporation, shall not constitute a corporate transaction subject to this Section 5.

      6.    Stock Dividend or Reorganization.

            (a) If (i) the Company shall at any time be involved in a transaction described in Section 424(a) of the Code (or any successor provision) or any "corporate transaction" described in the regulations thereunder; (ii) the Company shall declare a dividend payable in, or shall subdivide or combine, its Common Stock or (iii) any other event with substantially the same effect shall occur, the Board of Directors shall, subject to applicable law, with respect to this Option, proportionately adjust the number of shares of Common Stock subject to this Option and/or the exercise price per share so as to preserve the rights of the Optionee substantially proportionate to the rights of the Optionee prior to such event.

            (b) In the event that the presently authorized capital stock of the Company is changed into the same number of shares with a different par value, or without par value, the stock resulting from any such change shall be deemed to be Common Stock within the meaning of this Option, and this Option shall apply to the same number of shares of such new stock as it applied to old shares immediately prior to such change.

            (c) If the Company shall at any time declare an extraordinary dividend with respect to the Common Stock, whether payable in cash or other property, the Board of Directors may, subject to applicable law, in the exercise of its sole discretion and with respect to this Option, proportionately adjust the number of shares of Common Stock subject to this Option and/or adjust the exercise price per share so as to preserve the rights of the Optionee substantially proportionate to the rights of the Optionee prior to such event.

            (d) The foregoing adjustments in the shares subject to this Option shall be

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made by the Board of Directors, or by the applicable terms of any assumption or substitution document.

            (e) The grant of this Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, consolidate or dissolve, to liquidate or to sell or transfer all or any part of its business or assets.

      7. Transferability. Unless otherwise determined by the Board of Directors, this Option is not transferable otherwise than by will or under the applicable laws of descent and distribution, and during the lifetime of the Optionee this Option shall be exercisable only by the Optionee or the Optionee's guardian or legal representative. In addition, this Option shall not be assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise), and this Option shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, negotiate, pledge or hypothecate this Option, or in the event of any levy upon this Option by reason of any execution, attachment or similar process contrary to the provisions hereof, this Option shall immediately become null and void. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

      8. No Rights of Stockholders. Neither the Optionee nor any personal representative (or beneficiary) shall be, or shall have any of the rights and privileges of, a stockholder of the Company with respect to any shares of Stock purchasable or issuable upon the exercise of this Option, in whole or in part, prior to the date of exercise of this Option.

      9. No Right to Employment. Neither this Option nor this Agreement shall confer upon the Optionee any right to employment or service with the Company.

      10. Law Governing. This Agreement shall be governed in accordance with and governed by the internal laws of the State of Florida.

      11. Notices. Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company's President at 516 Paul Morris Drive, Englewood, Florida 34223, or if the Company should move its principal office, to such principal office, and, in the case of the Optionee, to the Optionee's last permanent address as shown on the Company's records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.

      12. Tax Consequences. Set forth below is a brief summary as of the date of this Option of some of the federal tax consequences of exercise of this Option and disposition of the Stock. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES OF STOCK.

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            (a)   Exercise of Option. There may be a regular federal income tax liability upon the exercise of this Option. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Stock on the date of exercise over the Option Price. If Optionee is an employee, the Company will be required to withhold from Optionee's compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

            (b) Disposition of Stock. If the Stock is held for at least one year, any gain realized on disposition of the Stock will be treated as long-term capital gain for federal income tax purposes.

      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                      COMPANY:

                                      SinoFresh Healthcare, Inc., a Florida
                                       corporation

                                      By:____________________________________

                                      Name: Charles Fust
                                      Title: Chairman and CEO

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      Optionee has reviewed this Option in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option, and fully understands all provisions of this Option.

                                      OPTIONEE:

                                      _____________________________________
                                      Name: [NAME OF OPTIONEE]

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